UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 26, 2009
Date of Report (date of earliest event reported)

SENORX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33382	33-0787406
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification Number)

3 Morgan, Irvine, California 92618
(Address of principal executive offices)

(949) 362-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

At a meeting of the Compensation Committee of our Board of Directors held on February 26, 2009, a number of matters relating to the compensation of our Executive Officers were discussed and approved. The chart below summarizes increases to base salary, our Cash Bonus Plan for 2009 and the granting of stock options and RSU awards to our Executive Officers that were approved by the Compensation Committee.

			2009			Restricted
			Cash	Total	Stock Option	Stock Unit
			Bonus	Cash	Grants –	Grants –
Name	Position	Salary (1)	Plan (2)	Compensation (3)	Shares (4)	Shares (5)

Lloyd H. Malchow	President and Chief Executive Officer	$341,149	50%	$575,689	219,127	23,818

Kevin J. Cousins	Vice President of Finance and Chief Financial Officer	$233,376	40%	$361,733	52,140	5,521

William F. Gearhart	Vice President, Global Marketing and Corporate Development	$247,042	40%	$382,915	35,198	3,826

Paul Lubock	Chief Technical Officer	$244,114	40%	$378,376	56,105	6,098

Eben S. Gordon	Vice President of Regulatory Affairs and Quality Assurance	$183,310	40%	$284,131	35,198	3,826

John T. Buhler	Vice President of Global Sales and Business Development	$243,780	40%	$377,859	56,105	6,098

 (1) All salary amounts are retroactive to January 1, 2009 and are based on a percentage increase over 2008 base salaries of 2.0%.

(2) Bonus amounts are calculated as a percentage of salary. The percentages listed on the table for each Executive Officer reflect maximum possible payouts assuming achievement of the underlying 2009 Cash Bonus Plan quantitative corporate target goals at 125% full achievement of the target level, such goals comprising of gross revenue and cash-flow components. In addition, the Compensation Committee has also reserved the right in its discretion to increase or decrease an individual’s bonus payments by up to 10% of the bonus amount payable assuming the full achievement (but not over achievement) of corporate the target goals. To the extent Executive Officers are eligible to receive a bonus under the 2009 Cash Bonus Plan, such bonuses may be made in the form of cash or an equivalent value of Restricted Stock Units and in either case, will be paid following the audit of our financial statements for the 2009 fiscal year.

(3) The amount represents the target for total cash compensation, including salary and maximum bonus payout under the 2009 Cash Bonus Plan (such maximum bonus payout amount based on 125% achievement of the quantitative target goals and the additional 10% available to an individual on a discretionary basis).

 (4) The stock options were granted pursuant to our 2006 Equity Incentive Plan and shall vest over four (4) years from the vesting commencement date of February 26, 2009, with 1/48th of the shares vesting on March 31, 2009 and an additional 1/48th of the shares vesting each month thereafter, subject to optionee continuing to be a service provider on each such date. The strike price of each option was $3.00 per share, the closing sale price of our Common Stock on February 26, 2009.

(5) The shares subject to the Restricted Stock Unit awards, or RSUs, vest as follows: 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant, subject to the officer’s continued service on each relevant vesting date.

The primary goal of our compensation program is to help us attract and retain talented, qualified employees. Executive compensation is comprised of (i) a cash-based salary component, which we have just adjusted pursuant to our normal annual review by our Compensation Committee based on the individual performance of the executive, (ii) annual cash incentive bonus payments upon achievement of corporate objectives, which we have just set for 2009 and (iii) an equity component providing long-term compensation based on company performance. The long-term component of executive compensation is designed to align management’s incentives with the generation of long-term stockholder value. Additionally, our compensation programs are designed to be competitive with other companies in our industry.

As stated above, on February 26, 2009 we granted stock options and RSUs to our Executive Officers, as well as other officers, as part of our long-term equity compensation strategy. These grants are outside of our historical practice of granting long-term equity compensation to our Executive Officers once annually near the end of the fiscal year, which we did in November 2008. In addition, it has been our historical practice only to issue stock options.

After discussion by the Compensation Committee and the full Board at a number of meetings, it was proposed and recommended that a special long-term equity incentive grant, including a grant of RSUs, be made to Executive Officers at this time. It is intended that the grants made on February 26, 2009 not be in addition to our normal compensation, but instead, a one-time “acceleration” of the annual grants that would have otherwise been made later in 2009. Although the Compensation Committee will retain the discretion to reconsider whether any further grants will be made in 2009, it is the Compensation Committee’s intention not to grant additional long-term equity awards in 2009 and instead return to historical practices with grants near the end of 2010. In connection with the grants of RSUs, it is the Compensation Committee’s intention to continue to use such instruments on a going-forward basis.

           The Compensation Committee’s rationale for making these grants at the present time are as follows:

•	Provide immediate and meaningful additional economic alignment of management incentives with the building of long-term shareholder value

•	Provide meaningful additional retention and incentives for key employees who are building the business and achieving key corporate goals

•	Take advantage of potential deferred compensation expense savings by granting awards now instead of at the end of 2009, and, in the case of RSUs, a complete savings of such expense

•
In the case of the RSUs, since the exercise price of many of our prior year grants of stock options now exceed the market price of stock underlying the awards, the Compensation Committee determined that a grant of  RSUs, full-value awards with guaranteed value, would provide additional and necessary retention value for our Executive Officers

•	Achieve the average of total compensation targets established in our benchmarking of comparable companies

Director Compensation

Upon the recommendation of the Compensation Committee, and formal approval of such recommendations by the Board of Directors at its meeting held on February 26, 2009, we adjusted the annual compensation for our non-employee directors, which we refer to as our outside directors, as summarized in the chart below.

Component	Previous Level of Compensation (Fees/Awards)	Newly Approved Level of Compensation (Fees/Awards)
Annual Board Retainer Fees (1)	-	$18,000
Board of Directors Meeting Fees (2) In Person Telephonic	$3,750 $1,500	$2,000(3) $500
Committee Retainer Fees (1) Audit Committee Chairperson Compensation Committee Chairperson Governance Committee Chairperson (4) Non-chair committee members	$8,500 $4,250 - -	$8,500 $4,250 $2,500 $1,000
Committee Meeting Fees (2) In Person Telephonic	$1,000 $500	$1,000 $500
Annual Equity Awards (5) Stock Options RSUs	6,750 shares -	12,000 shares 1,305 shares
Initial Equity Awards (6) Stock Options RSUs	20,000 shares -	15,000 shares 6,522 shares

(1) The Board of Directors and Committee retainer fees are retroactive to January 1, 2009 and will be paid on a quarterly basis.

(2) These meeting attendance fees are for all of our current and any future committees that our Board of Directors may create. Directors will also be reimbursed for expenses incurred in connection with their in-person attendance at Board and Committee meetings.

(3) In the event that an outside director does not reside in Southern California and is required to overnight in the area for an in-person Board meeting, an additional $750 meeting attendance fee will be paid.

(4) We do not currently have a Corporate Governance or Nominating Committee, but may institute such a committee in the future and the fees referenced above shall apply at such a time.

(5) On February 26, 2009, all of our outside directors who had been directors for at least six months (which were all such directors) were granted the annual option to purchase 12,000 shares of our common stock and the annual Restricted Stock Unit, or RSU, grant for 1,305 share of our common stock. We had previously granted an annual stock option award of 6,750 shares on the date of each annual meeting of our stockholders, and have, commencing with this grant, permanently moved the annual director equity award date to the first open trading window each fiscal year. The grant on February 26, 2009 replaces any grant that may have otherwise been made pursuant to our 2006 Equity Incentive Plan on the date of our annual meeting in 2009. These option grants become exercisable as to  1/36 of the shares each month following the date of grant, subject to the director’s continued service on each relevant vesting date. The shares subject to the RSU grants will vest as follows: 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant, subject to the director’s continued service on each relevant vesting date. Our 2006 Equity Incentive Plan was amended to implement these changes.

(6) Effective as of February 26, 2009, each person who is elected or appointed for the first time to be an outside director will be granted an initial option to purchase 15,000 shares of our common stock and an initial RSU grant of 6,522 share of our common stock. The initial option grants and initial RSUs have the same vesting schedule as the annual awards. Our 2006 Equity Incentive Plan was amended to implement these changes.

Our Compensation Committee relied on a commissioned third-party industry compensation survey and their experience with and knowledge of other companies in our industry to make recommendations to our Board of Director on cash fee and long-term equity compensation for our outside directors. Our Compensation Committee utilized this data to set compensation for our outside directors at levels targeted at or around the average of the compensation amounts provided to outside directors at comparable companies. It also relied on management to make recommendations for it to review and consider in connection with determining appropriate compensation levels. We retained a compensation consultant to help us determine and implement these changes in outside director compensation, and may continue to do so in the future, to help us evaluate our compensation philosophy and provide guidance to us in administering our compensation program. We expect to continue to compensate our outside directors at levels targeted at or around the average of the compensation amounts provided to outside directors at comparable companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENORX, INC.
Date: March 4, 2009	By: /s/ Kevin J. Cousins
Kevin J. Cousins
Chief Financial Officer, Vice President, Finance